UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 26, 2007

MHI HOSPITALITY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Maryland	333-118873	20-1531029
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4801 Courthouse Street, Suite 201

Williamsburg, VA 23188

757-229-5648

(Address, including Zip Code and Telephone Number, including

Area Code, of Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On April 26, 2007, two subsidiaries of MHI Hospitality Corporation’s (the “Corporation”) operating partnership, MHI Hotel Investments Holdings, L.L.C. and MHI Hospitality TRS II, L.L.C. ( collectively, “MHI”), entered into a program agreement and related operating agreements (the “Joint Venture Agreements”) with CRP/MHI Holdings, L.L.C., an affiliate of Carlyle Realty Partners V, L.P. and The Carlyle Group (“Carlyle”). The Joint Venture Agreements provide for the formation of entities to be jointly owned by MHI and Carlyle which will source, underwrite, acquire, develop and operate hotel assets and/or hotel portfolios.

Under the Joint Venture Agreements, MHI will offer the joint venture the first right to acquire potential investment opportunities identified by MHI with total capitalization requirements in excess of $30,000,000. Carlyle has agreed to commit up to $100,000,000 of equity capital to the joint venture for a 36-month term. Carlyle will fund up to 90% of the equity of an acquisition and MHI will provide between 10% and 25%. Both partners will fund cost overruns and any cash operating shortfalls related to each investment on a pro rata basis equal to their initial equity contributions provided that construction cost overruns will be shared equally by the parties. MHI will be entitled to pursue investment opportunities that the joint venture elects not to acquire. Cash flow will be distributed also on a pro rata basis until the partners receive a 15% internal rate of return on their capital contributions and thereafter MHI will be allocated a higher percentage of the distributions which percentage will vary depending upon the internal rate of return realized by the parties. Prior to the closing of targeted acquisitions, each partner will account for its costs up to $50,000 related to formation of the joint venture and such costs will be capitalized into the venture at closing.

The joint venture entities will identify and consummate both the acquisition and permanent financing based on LIBOR based debt, with a term of five years and a loan-to-value ranging from 65% to 75%. MHI will be the managing member of the joint venture entities and Carlyle will retain exclusive approval rights with respect to certain management and other issues relating to the joint venture.

It is expected that hotels acquired by the joint venture will be managed by MHI Hotels Services, L.L.C., and MHI will be paid an asset management fee of 1.5% of the gross revenues of the hotels owned by the venture. The joint venture will reimburse Carlyle up to $100,000 each year for the company’s due diligence costs. In addition, MHI has the first right of offer of the disposition of any investment within the joint venture.

In addition, pursuant to the terms of the Joint Venture Agreements, the Corporation will guarantee the complete payment and performance of all debts and obligations of MHI relating to the potential recapture of special capital contributions and promote distributions.

Following the initial investment period, Carlyle and MHI will have the option to mutually elect to form a second venture on substantially the same terms.

Copies of the Joint Venture Agreements are attached to this current report on Form 8-K as Exhibits 10.26(a), 10.26(b) and 10.26(c), and are incorporated by reference as though they were

2

fully set forth herein. The foregoing summary descriptions of the Joint Venture Agreements and the transactions contemplated thereby are not intended to be complete, and are qualified in their entirety by the complete text of the Joint Venture Agreements.

Item 7.01	Regulation FD Disclosure

On April 30, 2007, MHI issued a press release announcing the joint venture with The Carlyle Group. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.26	(a) Limited Liability Company Agreement of MHI/Carlyle Hotel Investment Program I, L.L.C. dated April 26, 2007
(b) Limited Liability Company Agreement of MHI/Carlyle Hotel Lessee Program I, L.L.C. dated April 26, 2007
(c) Program Agreement for MHI/Carlyle Hotel Investment Program I, L.L.C.
And Limited Liability Company Agreement of MHI/Carlyle Hotel Lessee Program I, L.L.C. dated April 26, 2007

99.1	Press release dated April 30, 2007 announcing joint venture with The Carlyle Group

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 2, 2007

MHI HOSPITALITY CORPORATION

By:	/s/ Andrew M. Sims
Name: Andrew M. Sims Title: President and Chief Executive Officer

4

EXHIBIT INDEX

10.26	(a) Limited Liability Company Agreement of MHI/Carlyle Hotel Investment Program I, L.L.C. dated April 26, 2007
(b) Limited Liability Company Agreement of MHI/Carlyle Hotel Lessee Program I, L.L.C. dated April 26, 2007
(c) Program Agreement for MHI/Carlyle Hotel Investment Program I, L.L.C.
And Limited Liability Company Agreement of MHI/Carlyle Hotel Lessee Program I, L.L.C. dated April 26, 2007

99.1	Press release dated April 30, 2007 announcing joint venture with The Carlyle Group

5